UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013 (April 18, 2013)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events.

On April 18, 2013, Net1 issued a press release which announced that the one-year option to purchase 8,955,000 shares with an exercise price of $8.96 per share granted to Business Venture Investments 1567, a special purpose vehicle that represents a consortium of black South Africans, community groups and the Net1 Foundation, has expired. A copy of the press release issued on April 18, 2013, is attached at Exhibit 99.1.

On April 19, 2013, Net1 issued a press release which announced that AllPay Consolidated Investment Holdings (Pty) Ltd has filed leave to appeal with the South African Constitutional Court against the judgment handed down by the South African Supreme Court of Appeal on March 27, 2013. A copy of the press release issued on April 19, 2013, is attached at Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description
99.1	Press Release, dated April 18, 2013, issued by Net 1 UEPS Technologies, Inc.
99.2	Press Release, dated April 19, 2013, issued by Net 1 UEPS Technologies, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: April 19, 2013	By: /s/ Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer and Chairman of
the Board